                                                                    EXHIBIT 10.1

                                                 EXECUTION COPY

                            NEXTERA ENTERPRISES, INC.

                     ---------------------------------------

                              ONE CAMBRIDGE CENTER
                               CAMBRIDGE, MA 02142


                                       As of July 17, 2003


Fleet National Bank
100 Federal Street
Boston, MA  02110
Attn:    Fred P. Lucy
         Vice President

Banc of America Strategic Solutions, Inc.
335 Madison Avenue
NY1-503-05-06
Attn:    Bill Crawford
         Managing Director

         RE: SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("AMENDMENT")

Gentlemen:

         Reference hereby is made to that certain Second Amended and Restated Credit Agreement dated as of December 31, 2002, as amended by that certain First Amendment dated as of July 8, 2003 (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), by and among, on the one hand, Nextera Enterprises, Inc., a Delaware corporation ("Company"), and certain of its subsidiaries (individually and collectively, jointly and severally, the "Subsidiaries"), the lenders from time to time party thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), Fleet National Bank, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         Company has requested, among other things, that the Agent and Lenders amend certain provisions contained in the Credit Agreement and the Agent and Lenders are willing to do so on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of any Loans or advances or grant of credit heretofore or hereafter made to or for the account of Company by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Recitals. Company acknowledges and agrees that the foregoing recitals are true and accurate and are incorporated herein by reference.

         2. Amendments to Credit Agreement. Company, Agent and Lenders agree that the Credit Agreement shall be amended as follows:

         (a) Section 1 to the Credit Agreement (Definitions; Certain Rules of Construction) is hereby amended by inserting therein the following definitions in the appropriate alphabetical order:

                  (i) "Second Amendment" means that certain Second Amendment to Second Amended and Restated Credit Agreement by and among, Company, Subsidiaries, Agent and Lenders and the other parties thereto.

         (b) Section 1 to the Credit Agreement (Definitions; Certain Rules of Construction) is hereby amended by deleting the following definitions in their entirety and replacing them with the following:

                  (i) "Junior Credit Participation Agreement" means the Amended and Restated Junior Credit Participation Agreement dated as of July 17, 2003 among Knowledge Universe, Agent and Lenders.

         (c) Section 10.5.1 of the Credit Agreement (Leverage Ratio) is hereby deleted in its entirety and replaced with the following:

         "10.5.1 Leverage Ratio. The Company shall not permit for any period set forth below (measured as of the last day of each fiscal quarter of the Company), the ratio of (a) Consolidated Total Senior Debt (measured as of the last day of each fiscal quarter of the Company) to (b) Consolidated EBITDA to be more than the ratio corresponding to such period in the table set forth below. For purposes of the Leverage Ratio, the calculation of Consolidated EBITDA shall be based on Consolidated EBITDA for the immediately preceding twelve (12) months ended as of the last day of such quarter. In addition, for purposes of the Leverage Ratio, the calculations and ratios set forth below shall not be impacted by up to $2,500,000 of new loans made to the Company in connection with the Junior Credit Participation Agreement, and all of such new loans shall be excluded from the calculations and ratios for the Leverage Ratio in all respects.

   PERIOD ENDING               LEVERAGE RATIO
   -------------               --------------
   September 30, 2003          10.90:1.00
   December 31, 2003           52.00:1.00
   March 31, 2004              17.40:1.00
   June 30, 2004               7.50:1.00"

         (d) Section 10.5.2 of he Credit Agreement (Current Ratio) is hereby deleted in its entirety and replaced with the following:

         "10.5.2 Current Ratio. The ratio of Consolidated Current Assets to Consolidated Current Liabilities (measured on the last day of each fiscal quarter of the Company) shall not at any time be less than the ratio corresponding to such period in the table set forth below. In addition, for purposes of the Current Ratio, the calculations and ratios set forth below shall not be impacted by up to $2,500,000 of new loans made to the Company in connection with the Junior Credit Participation Agreement, and all of such new loans shall be excluded from the calculations and ratios for the Current Ratio in all respects.

   FISCAL QUARTER ENDED           RATIO
   --------------------           -----
   September 30, 2003             1.05:1.00
   December 31, 2003              1.05:1.00
   March 31, 2004                 0.23:1.00*
   June 30, 2004                  0.24:1.00*

         *The ratios set forth for the periods ending March 31, 2004 and June 30, 2004 assume that the Credit Obligations owing to the Lenders are carried as current liabilities on the balance sheet of the Company and its Subsidiaries at such date determined in accordance with GAAP on a Consolidated basis. In the event that the foregoing obligations are not carried as current liabilities on the balance sheet of the Company and its Subsidiaries at such date determined in accordance with GAAP on a Consolidated basis, then the ratios for such periods shall be adjusted accordingly."

         (e) Section 10.5.3 of the Credit Agreement (Total Debt Service Ratio) is hereby deleted in its entirety and replaced with the following:

         "10.5.3 Total Debt Service Ratio. The ratio of (a) Consolidated EBITDA minus actual cash payments made or accrued on account of taxes and Capital Expenditures (measured on the last day of each fiscal quarter of the Company) to
(b) Consolidated Total Debt Service (excluding the Cambridge Acquisition Note) shall not at any time be less than the ratios corresponding to such period in the table set forth below. In addition, for purposes of the Total Debt Service Ratio, the calculations and ratios set forth below shall not be impacted by up to $2,500,000 of new loans made to the Company in connection with the Junior Credit Participation Agreement, and all of such new loans shall be excluded from the calculations and ratios for the Total Debt Service Ratio in all respects.

             FISCAL QUARTER ENDED               TOTAL DEBT SERVICE RATIO
             --------------------               ------------------------
   September 30, 2003                           .20:1.00
   June 30, 2004                                .25:1.00"

         (f) A new Section 10.5.5 (Minimum Consolidated EBITDA) is hereby added to the Credit Agreement in the appropriate order as follows:

         "10.5.5 Minimum Consolidated EBITDA. Minimum Consolidated EBITDA (defined below) shall not at any time be less than the applicable amount corresponding to such period in the table set forth below.

   APPLICABLE AMOUNT         MEASUREMENT DATE AND APPLICABLE PERIOD
   -----------------         --------------------------------------
   $530,000                  December 31, 2003, for the last twelve month period
                             then ended

   $1,580,000                March 31, 2004, for the last twelve month period then
                             ended

For purposes of this Section 10.5.5 the new term "Minimum Consolidated EBITDA" shall mean for any period, the total of:

         (a) Consolidated Net Income;

         plus (b) all amounts deducted in computing such Consolidated Net Income in respect of:

                  (i) depreciation and amortization and other non-recurring non-cash charges, but excluding all Special Compensation and Other Charges (defined below),

                  (ii)     interest expense, and

                  (iii)    taxes based upon or measured by net income,

         minus (c) all cash payments (excluding $2,675,000 for the Company's fiscal year ended December 31, 2002 and $720,000 for the Company's fiscal year ended December 31, 2003) made during such period on account of real estate restructuring transactions, reductions in force and facilities, and unfavorable equipment leases from discontinued operations;

         minus (d) all amounts included in Consolidated Net Income in respect of deferred income tax benefits and other non-cash income items.

         For purposes of this Section 10.5.5 "Special Compensation and Other Charges" shall mean special charges from time to time incurred or paid by the Company or its Subsidiaries in connection with the Lexecon Employment Agreements, and which: (i) shall not be treated as an expense in respect of non-cash charges or amortization; (ii) shall not impact amortization in any way; and (iii) (notwithstanding their exclusion from the definition of Minimum Consolidated EBITDA) shall be in an amount equal to $1,000,000 in each quarter of 2004.

         In addition, Company and its Subsidiaries acknowledge and agree that amortization of the Lexecon Employee Agreements may not for any purpose be greater than or less than the following amounts on the following dates:
$1,941,000 on March 31, 2003, $1,941,000 June 30,

2003, $2,499,000 on September 30, 2003, $2,499,000 on December 31, 2003 and $0
on the last day of each quarter period thereafter.

         (g) Exhibit 11.1.1. of the Credit Agreement (Organization and Business) is hereby deleted in its entirety and replaced with Amended and Restated Exhibit
11.1.1 (Organization and Business) attached hereto.

         (h) Exhibit 11.1.2. of the Credit Agreement (U.S. Subsidiaries) is hereby deleted in its entirety and replaced with Amended and Restated Exhibit
11.1.2. (U.S. Subsidiaries) attached hereto.

         (i) Section 12.1.3(a) of the Credit Agreement (Lexecon Employees) is hereby deleted in its entirety and replaced with the following:

         "12.1.3(a) Lexecon Employees. The Company shall fail to timely satisfy any of its obligations under the Lexecon Employment Agreements, including without limitation, its obligations pursuant to Section 2(c) of each such agreement to deposit $10,000,000 (to total $20,000,000 in the aggregate) in immediately available funds on or before January 15, 2004 into accounts at banks or investment firms designated by Dennis Carlton and Daniel Fischel, as applicable."

         (j) Section 18 of the Credit Agreement (Notices) is hereby deleted in its entirety and replaced with the following:

         "18. Notices. Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five (5) days shall have elapsed after the same shall have been deposited in the United States mails, with first class postage prepaid and registered or certified.

         If to the Company or any of its Subsidiaries, to it at its address set forth in Exhibit 11.1.1, as amended from time to time (and as further supplemented pursuant to Sections 10.4.1 and 10.4.2), to the attention of the chief financial officer.

         If to any Lender or the Agent, to it at its address set forth below or in the Register, with a copy to the Agent.

         If to Agent and/or Fleet:

         Fleet National Bank
         100 Federal Street
         Boston, MA  02110
         Attn:    Fred P. Lucy, Vice President
         Telecopy: (617) 434-4775

         With a copy to:

         Brown Rudnick Berlack Israels LLP
         One Financial Center
         Boston, MA 02111
         Attn:    William R. Baldiga, Esquire
                  Mary D. Bucci, Esquire
         Telecopy: (617) 856-8201

         If to Banc of America Strategic Solutions, Inc.:

         Banc of America Strategic Solutions, Inc.
         335 Madison Avenue
         NY1-503-05-06
         Attn:    Bill Crawford, Managing Director
         Telecopy: (212) 503-7080"

         3. Bonus Account Matters.

         (a) Initial Borrowing; Repayment. In accordance with Section 8.2(b) (New Bonus Account) of the Credit Agreement, the Company shall be permitted to use up to $568,000 of the funds held in the New Bonus Account for its immediate cash needs on account of payroll and payroll taxes (which borrowing shall constitute one of the four (4) borrowings permitted prior to the Maturity Date); provided, however, that notwithstanding the requirement in Section 8.2(b) that the Company shall replenish any and all of the New Bonus Account Funds so borrowed in full in cash within thirty (30) days, the Company shall be permitted on a one time basis to repay such funds on or before November 17, 2003. The Agent's and Lenders' decision to permit repayment on November 17, 2003 is a courtesy to the Company and does not reflect the Agent's and Lenders' intention, or a commitment by the Agent and Lenders, to honor any such repayment extension request in the future. Under the Credit Agreement, the Agent and Lenders are not obligated to honor such repayment extension requests and do not intend to honor any such requests in the future, unless the Agent and Lenders elect to do so in their sole and absolute discretion. The Company's failure to replenish the New Bonus Account funds in full in cash on or before November 17, 2003 shall constitute an Event of Default under this Amendment, the Credit Agreement and the Credit Documents.

         (b) Payments. Notwithstanding anything contained in Section 8.2(b) (New Bonus Account) of the Credit Agreement or in any other provision of the Credit Agreement or Credit Documents, the Company shall fund cash in an amount equal to the Agreed Percentage (as defined in the Credit Agreement) of all employee bonuses which are earned but unpaid on account of periods ended (i) July 2003, August 2003 and September 2003, in each case on or before September 17, 2003; and (ii) October 2003, November 2003 and December 2003, in each case on or before December 17, 2003 (except any accrued bonuses not subject to this Section or Section 8.2 of the Credit Agreement, as designated in their discretion by the Agent and the Lenders in writing), which funds shall disbursed by the Company only to fund such bonuses, and thereafter the Company shall deposit additional cash into the New Bonus Account if additional bonuses are earned and/or accrued and not immediately paid in accordance with Section 8.2 of the Credit Agreement.

         4. Consent to Second Amendment Junior Credit Participation Agreement. In accordance with Section 15.2 of the Credit Agreement, each of the Company and its Subsidiaries acknowledges that (i) on or before the date of this Amendment, the Lenders shall sell a junior credit participation in the Term Loan to Knowledge Universe in an aggregate amount of $7,500,000 ($5,000,000 previously was paid and $2,500,000 shall be paid on the date hereof); (ii) Company's and its Subsidiaries' consent to the sale of a junior credit participation is not required under the Credit Agreement; and (iii) the Lenders' sale of the junior credit participation in the Term Loan shall not affect their obligations for repayment of the entire unpaid balance of the Credit Obligations (including, but not limited to, any portion thereof in respect to which the junior credit participation has been issued) in accordance with the terms of this Agreement or any Credit Document and that the respective priorities, rights, obligations and privileges of the Lenders and New Lender vis-a-vis each other shall be governed by the Amended and Restated Junior Credit Participation Agreement attached hereto as Exhibit 7(iv) (described below).

         5. Waiver Fee. The Company acknowledges and agrees that, as partial consideration for the Agent's and Lenders' agreements and commitments hereunder, the Company shall pay to the Agent, for distribution to each Lender (except for Knowledge Universe, who waives any and all rights to such waiver fee in all respects) in accordance with such Lender's proportionate share of the principal amount of all outstanding Loans, a waiver fee in the amount of $187,500, which fee shall be immediately earned in its entirety on the date hereof and paid in cash or Cash Equivalents by the Company to the Agent by 2:00 p.m. on the dates and in the amounts set forth in the table below:

PAYMENT DATE             PAYMENT AMOUNT
------------             --------------
August 15, 2003          $31,250, which installment shall be waived if the Loans
                         have been repaid in full in Cash Equivalents on or
                         before such date.

November 15, 2003        $31,250, which installment shall be waived if the Loans
                         have been repaid in full in Cash Equivalents on or
                         before such date.

February 15, 2004        $31,250, which installment shall be waived if the Loans
                         have been repaid in full in Cash Equivalents on or
                         before such date.

May 16, 2004             $31,250, which installment shall be waived if the Loans
                         have been repaid in full in Cash Equivalents on or
                         before such date.

August 15, 2004          $31,250, which installment shall be waived if the Loans
                         have been repaid in full in Cash Equivalents on or
                         before such date.

November 15, 2004        $31,250, which installment shall be waived if the Loans
                         have been repaid in full in Cash Equivalents on or
                         before such date.

         6. Waiver of Events of Default. Subject to satisfaction of the conditions precedent set forth in Section 6 below, Agent and Lenders hereby waive the Events of Default set forth on Schedule D-1 hereto (the "Specified Events of Default"). The waiver herein is limited to the specifics hereof, shall not excuse future non-compliance with the Credit Agreement, and, except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power, or remedy of Agent and Lenders, nor as a consent to or waiver of any further or other matter, under the Credit Agreement or Credit Documents. The Agent and Lenders expressly reserve all rights and remedies available to them as a result of non-Specified Defaults or Events of Default.

         7. Conditions Precedent. Agent's and Lenders' obligations to enter into this Amendment and perform their respective obligations hereunder are subject to the condition precedent that the Agent and Lenders shall have received the following documents and other items, satisfactory to Agent and Lenders in their sole discretion, duly executed where appropriate by authorized representatives of Company and its Subsidiaries:

         (a) Documentation. Agent and Lenders shall have received, in form and substance satisfactory to Agent and Lenders and their counsel, a duly executed copy of the following:

         (i) this Amendment.

         (ii) evidence satisfactory to Agent and Lenders that the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action.

         (iii) Second Amended and Restated Warrants in favor of the Lenders as to (a) Warrant Nos. 6 and 7 to purchase an aggregate of 1,418,351 shares of the Company's Class A Common Stock at an exercise price of $0.86 per share, as amended and restated substantially in the form of Exhibits 7(iii)(a)(i)-(ii) attached hereto; and (b) Warrant Nos. 8 and 9 to purchase an aggregate of 400,000 shares of the Company's Common Stock at an exercise price of $0.60 per share, substantially in the form of Exhibits 7(iii)(b)(i)-(ii) attached hereto.

         (iv) each of Knowledge Universe, Agent and Lenders shall have duly authorized, executed and delivered a junior, last out participation by Knowledge Universe, Inc. in the Term Loan in an amount of not less than $7,500,000 (as described more fully in Section 4) in substantially the form of Exhibit 7(iv) hereto, and Knowledge Universe shall have purchased and fully paid for such participation.

         (v) such additional documents, instruments and certificates as the Agent and Lenders and their counsel shall reasonably require in connection therewith, all in form and substance satisfactory to the Agent and Lenders and their counsel.

         (b) Payments. Payment of all accrued but unpaid interest and all accrued but unreimbursed expenses, fees and other charges incurred by Lenders through the closing date, including, without limitation, attorneys' fees and expenses.

         (c) No Default. No Default or Event of Default shall exist, except as previously disclosed and consented to by the Agent and Lenders.

         (d) No Litigation. Except as set forth on Schedule A hereto and consented to by the Agent and Lenders, there is not litigation, arbitration, proceeding or investigation pending, or to the knowledge of the Company's or its Subsidiaries' officers, threatened against Company or any of its Subsidiaries that, if adversely determined would result in a material judgment not fully covered by insurance or that would otherwise have a material adverse effect on the assets, business or prospects of Company of any of its Subsidiaries.

         8. Conditions Subsequent. In addition to the foregoing, the Company hereby agrees that it shall deliver to Agent an amendment to that certain Irrevocable Letter of Credit dated April 16, 2001, as amended through the date of this Amendment (to update the reference to Agent's mail stop number) on or before August 18, 2003. A failure to timely satisfy the condition contained in this Section 8 shall immediately constitute an Event of Default under the Credit Documents.

         9. Acknowledgment of Credit Obligations. Company hereby acknowledges and agrees that it is unconditionally liable to Agent and Lenders for the full and immediate payment of each of the Credit Obligations under the Credit Obligations and Credit Documents, including, without limitation, the "Obligations" set forth on Schedule B attached hereto and incorporated herein by reference, plus all charges, fees, costs and expenses that may arise under the Credit Agreement and Credit Documents, plus all attorneys' fees, disbursements and costs of collection incurred in connection with such Credit Obligations by Agent and Lenders and that Company does not have any defenses, counterclaims or set-offs with respect to the full and immediate payment and performance of any or all obligations under the Credit Agreement, Credit Document or the Credit Obligations.

         10. Enforceability of Obligations; Acknowledgment of Events of Default. Company agrees that (i) the Credit Agreement and Credit Documents are in full force and effect, and enforceable against Company in accordance with their respective terms; (ii) the existing Events of Default under the Credit Agreement and Credit Documents constitute material defaults under the Credit Documents;
(iii) any notices that might be given and any grace periods or cure periods which must expire, prior to Agent and Lenders exercising any of their rights and remedies in connection with the Credit Agreement or Credit Documents, have been given, complied with and expired and, in any event, are hereby waived and relinquished by Company; and (iv) Agent and Lenders have not waived or relinquished and by executing this Amendment Agent and Lenders shall not be deemed to have waived or relinquished any of their rights or remedies under the Credit Agreement or Credit Documents, all of which rights and remedies are in full force and effect, are fully available to Agent and Lenders, and are expressly reserved by Agent and Lenders.

         11. Representations and Warranties. Company makes the following representations and warranties:

         (a) Authority. Company and its Subsidiaries are duly organized, validly existing and in good standing under the laws of their organization and in each jurisdiction where Company or its Subsidiaries are required to be qualified to do business. Company and its Subsidiaries are duly authorized to enter into, and perform its obligations under this Amendment and the agreements, instruments and documents contemplated hereby. The execution, delivery and performance by Company and its Subsidiaries of this Amendment will not violate Company's or it Subsidiaries' charters, partnership agreements, or operating agreements, any law or any provision thereof, nor (except under the Credit Agreement and Credit Documents) are there any grounds for acceleration under, any agreement, note, or instrument which is binding upon Company or its Subsidiaries.

         (b) No Misrepresentations. Without limiting any rights or remedies Agent and Lenders may have under law or equity, Company agrees that all statements and information provided by Company to Agent and Lenders pursuant to, or in connection with, this Amendment or the negotiations leading to this Amendment, have been and are true, complete and correct in all material respects, and none of such items contain any omissions of any fact or matter necessary to keep the statements and information therein from being misleading.

         12. Release of Claims. In consideration for Agent and Lenders entering into this Amendment, Company and its Subsidiaries hereby release and forever discharge Agent and Lenders, and their respective successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, from any and all claims, debts, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, whether or not related to the subject matter of this Amendment, which Company or its Subsidiaries now has or at any time may have held, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment. Company and its Subsidiaries waive the benefits of any law, which may provide in substance: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Company and its Subsidiaries understand that the facts which they believe to be true at the time of making the release provided for herein may later turn out to be different than they now believe, and that information which is not known or suspected may later be discovered. Company and its Subsidiaries accept this possibility, and Company and its Subsidiaries assume the risk of the facts turning out to be different and new information being discovered; and Company and its Subsidiaries further agree that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information. This release is fully effective on the date of execution hereof. Agent and Lenders are not releasing Company or its Subsidiaries from any claims, debts, Credit Obligations, obligations, guarantees, demands, costs, expenses, actions or causes of action.

         13. General Provisions.

         (a) Integration; Amendment; Waivers. This Amendment, the Credit Agreement and Credit Documents set forth in full all of the terms of the agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties, superceding all other discussions, promises, representations, warranties, agreements and the understandings between the parties with respect thereto. No term of this Amendment or the Credit Agreement or Credit Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Agent's and Lenders' exercise or failure to exercise any rights under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances. Except as expressly provided to the contrary in this Amendment, or in another written agreement, all the terms, conditions, and provisions of the Credit Agreement and Credit Documents shall continue in full force and effect. This Amendment shall constitute a Credit Document.

         (b) Payment of Expenses. Without limiting the terms of the Credit Agreement or Credit Documents, Company or its Subsidiaries shall pay all costs and expenses incurred by or on behalf of Agent and Lenders (including, without limitation, reasonable attorneys' fees and expenses and costs of collection) arising under or in connection with this Amendment or the Credit Agreement or the Credit Documents, including, without limitation, in connection with (i) the negotiation, preparation, execution and delivery of this Amendment and the Credit Documents, and any and all consents, waivers or other documents or instruments relating thereto; (ii) the filing and recording of any other documents or instruments of further assurances filed or recorded in connection with the Credit Agreement or any Credit Document; (iii) any other action required in the course of administration hereof, including, but not limited to all fees and expenses arising out of any audits, appraisals, inspections; and
(iv) the defense or enforcement of the Credit Agreement and Credit Documents, whether or not there is any litigation between the parties. All costs and expenses shall be added to the Credit Obligations, as Agent and Lenders shall determine, and shall earn interest at the highest rate provided for under the Credit Agreement and Credit Documents.

         (c) No Third Party Beneficiaries. This Amendment does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Amendment.

         (d) Severability. If any provision of this Amendment is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Amendment shall nevertheless remain in full force and effect.

         (e) Counterparts; Telecopy Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. The foregoing shall apply to each other Credit Document mutatis mutandis.

         (f) Time of Essence. Time is of the essence in each of the obligations of Company and its Subsidiaries and with respect to all conditions to be satisfied by Company and its Subsidiaries.

         (g) Construction; Voluntary Agreement. This Amendment has been prepared through the joint efforts of all of the parties. Neither its provisions nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel was the drafter of this Amendment. Each of the parties declares that such party has carefully read this Amendment and the agreements, documents and instruments being entered into in connection herewith and that such party knows the contents hereof and has signed this Amendment freely and voluntarily. The parties hereto acknowledge that they have been represented in negotiations for and preparation of this Amendment and the agreements, documents and instruments being entered into in connection herewith by counsel of their own choosing, and that each of them has read the Amendment and had its contents fully explained by such counsel and is fully aware of its contents and legal effect.

         (h) Governing Law; Forum Selection. This Amendment has been entered into and shall be governed by the laws of the Commonwealth of Massachusetts. As a material part of the consideration to the parties for entering into this Amendment, each party (i) agrees that, at the option of Lender, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Amendment, the Credit Agreement, or the Credit Documents, shall be litigated exclusively in federal or state courts located in Suffolk County, Massachusetts; (ii) consents to the jurisdiction of any such courts and consent to the service of process in any such action or proceeding (whether or not litigated in courts located in Suffolk County, Massachusetts) by personal delivery or any other method permitted by law; and (iii) waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Suffolk County, Massachusetts.

         (i) Further Assurances. Company and its Subsidiaries agree, at their costs and expense, to take all further actions, execute all further documents, agreement or instruments and obtain such additional consents and approvals as Agent and Lenders may from time to time request, in their discretion, with respect to the purposes, terms, and conditions of this Amendment and the Credit Agreement and Credit Documents and the consummation of the transactions contemplated by this Amendment.

         (j) Notices. All notices, requests and demands to or upon the parties hereto shall be given in accordance with the Credit Agreement, as amended by this Amendment.

         (k) Acknowledgment of Guarantors. Each Guarantor, for value received, hereby assents to the Company's execution and delivery of this Amendment, and the performance by Company of its agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction that may be contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any Guarantor's liabilities and obligations to Agent and Lenders under its respective Guaranty and Security Agreement. Each Guarantor acknowledges and agrees that (i) its respective Guaranty and Security Agreement remains in full force and effect and is fully enforceable against such Guarantor in accordance with its terms; and (ii) it has no offsets, claims or defenses to or in connection with its obligations under its respective Guaranty and Security Agreement, all of which offsets, claims and/or defenses are hereby waived.

         (l) Acknowledgement of Junior Creditor. Junior Creditor, for value received, hereby assents to the Company's execution and delivery of this Amendment, and the performance by Company of its agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction that may be contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair Junior Creditor's liabilities and obligations to Agent and Lender under the Subordination Agreement. Junior Creditor acknowledges and agrees that (i) its Subordination Agreement remains in full force and effect and is fully enforceable against Junior Creditor in accordance with its terms; and (ii) it has no offsets, claims or defenses to or in connection with its obligations under its respective Subordination Agreement, all of which offsets, claims and/or defenses are hereby waived.

                            [SIGNATURE PAGES FOLLOW]

Executed under seal on the date set forth above.

                            COMPANY:

                            NEXTERA ENTERPRISES, INC.
                            One Cambridge Center
                            Cambridge, MA  02142
                            Telecopy:  (617) 715-0201


                            By: /s/ Michael P. Muldowney
                               ______________________________
                               Name:  Michael P. Muldowney
                               Title: Chief Financial Officer


                            SUBSIDIARIES AND GUARANTORS:

                            CE ACQUISITION CORP.
                            ERG ACQUISITION CORP.
                            LEXECON INC.
                            NETNEXT, INC.
                            NEXTERA BUSINESS PERFORMANCE SOLUTIONS GROUP, INC. NEXTERA INTERACTIVE, INC.
                            SCANADA, INC.
                            NEXTERA & COMPANY, LLC
                            NEXTERA INTERNATIONAL, LLC

                            By: /s/ Michael P. Muldowney
                               ______________________________
                               Name:  Michael P. Muldowney
                               Title: Officer

                           As an authorized officer of each of the foregoing corporations or limited liability companies.

                           AGENT AND LENDER:

                           FLEET NATIONAL BANK


                           By: /s/ Fred P. Lucy
                              -------------------------
                                Name:    Fred P. Lucy
                                Title:   Vice President

                           FLEET NATIONAL BANK
                           100 Federal Street
                           MA DE 1006A
                           Boston, Massachusetts 02110
                           Telecopy: (617) 434-4775

                           LENDER:

                           BANC OF AMERICA STRATEGIC
                           SOLUTIONS, INC.

                           By: /s/ Bill Crawford
                              ____________________________
                              Name:   Bill Crawford
                              Title:  Managing Director


                           BANC OF AMERICA STRATEGIC
                           SOLUTIONS, INC.
                           335 Madison Avenue
                           NY1-503-05-06
                           New York, NY  10017-4605
                           Telecopy: (212) 503-7080

                           TERMS AND CONDITIONS
                           ACKNOWLEDGED, AGREED AND
                           CONSENTED TO:

                           AS JUNIOR CREDITOR, GUARANTOR AND OBLIGOR:

                           KNOWLEDGE UNIVERSE, INC.


                           By: /s/ Stanley E. Maron
                               --------------------------------
                               Name: Stanley E. Maron
                               Title:   Secretary

                           Address:    Maron & Sandler
                                       Attn: Stan Maron
                                       1250 4th Street
                                       Suite 550
                                       Santa Monica, CA 90401

                                   SCHEDULE A

                                  (Litigation)

Attached.

                                   SCHEDULE B

                                  (Obligations)

                     (Unpaid Principal as of July 16, 2003)*

Revolving Credit Loans:                     $3,000,000

Term Loans:                                 $22,600,320.68

Letters of Credit:                          $0

*plus (i) any monies loaned to the Company under the Credit Agreement in connection with any junior credit participation agreement(s); and (ii) all accrued and accruing interest, costs, fees, attorneys' fees and disbursements and other charges as provided under the Credit Agreement and/or Credit Documents.

                                  SCHEDULE D-1
                          (Specified Events of Default)

         1. Leverage Ratio. Company failed to maintain a ratio of (a) Consolidated Total Senior Debt to (b) Consolidated EBITDA of less than 3.75:1.00 for the period ending June 30, 2003, in violation of Section 10.5.1 of the Credit Agreement.

         2. Current Ratio. Company failed to maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities of at least 1.3:1.00 for the period ending June 30, 2003, in violation of Section 10.5.2 of the Credit Agreement.

                                 EXHIBIT 11.1.1.
                           (Organization and Business)

Attached.

                                 EXHIBIT 11.1.2
                               (U.S. Subsidiaries)

Attached.

                            EXHIBIT 7(iii)(a)(i)-(ii)
               (Second Amendment and Restated Warrants - 6 and 7)

Attached.

                            EXHIBIT 7(iii)(b)(i)-(ii)
               (Second Amendment and Restated Warrants - 8 and 9)

Attached.

                                  EXHIBIT 7(iv)
                     (Junior Credit Participation Agreement)

Attached.

                                      -25-